Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment 2 to Registration Statement No. 333-257483 on Form S-1 of our report dated April 30, 2021, relating to the financial statements of Duolingo, Inc. and subsidiaries. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
New York, New York
July 26, 2021